UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2015

Roomlinx, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Continental Plaza - 6th Floor
433 Hackensack Avenue
Hackensack, New Jersey 07601
                                            (201) 968-9797
(Address of Principal Executive Offices)  (Zip Code)

                                      (201) 968-9797
(Registrant's Telephone Number, Including Area Code)

                                                  N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01        Changes in Registrant’s Certifying Accountant

(a)      Dismissal of Independent Registered Public Accounting Firm

On June 24, 2015, the Board of Directors (the “Board”)  of Roomlinx, Inc. (the “Company”) determined that it was in the best interests of the Company to dismiss KMJ Corbin & Company (“KMJ”) as the Company’s independent registered public accounting firm effective as of that date.

As of the date of the dismissal, there were no: (1) disagreements with KMJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KMJ, would have caused KMJ to make reference in connection with its opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(b)      Engagement of New Independent Registered Public Accounting Firm

On June 24, 2015, the Company selected RBSM LLP (“RBSM”) as its new independent registered public accounting firm and entered into a new engagement agreement with RBSM to provide professional accounting and audit services for the year ending December 31, 2015.

In 2014, RBSM provided accounting and audit services to Signal Point Holdings Corp. (the “SPHC”), which was subsequently acquired by the Company on March 27, 2015, as a wholly owned subsidiary of the Company (the “SPHC Acquisition”).  Except in connection with the SPHC Acquisition and the reliance of the financial statements prepared by RBSM for SPHC, during the years ended December 31, 2014 and 2013, and through June 24, 2015, the date of the Company's decision to engage RBSM, the Company did not consult with RBSM regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 9.01         Financial Statements and Exhibits

 (d)           Exhibits.

Exhibit No.	Description

16.1	Letter from KMJ Corbin & Company dated as of June 26, 2015.

SIGNATURE PAGE TO FOLLOW

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2015	ROOMLINX, INC.

By: /s/ Aaron Dobrinsky
Name: Aaron Dobrinsky
Title: Chief Executive Officer